                               PURCHASE AGREEMENT

     THIS AGREEMENT, effective May 1, 1996, is between Group Long Distance, Inc., a Florida corporation ("Buyer"), and Mr. Larry C. Cornwell, a Florida resident ("Seller").

                                   WITNESSETH:

     WHEREAS, in a transaction effective February 1, 1996 Seller purchased all of the voting stock and assets of Gulf Communications Services, Inc., a Florida corporation ("the Corporation"), from its then parent company, Gulf Components, Inc., ("Gulf"); and,

     WHEREAS, Seller now owns all of the assets ("the Assets") and all of the authorized, issued and outstanding shares ("the Stock"), of the Corporation, and,

     WHEREAS, to secure payment for its purchase of the Stock and the Assets Seller executed the following documents in favor of Gulf.

          A. A Stock Pledge Agreement dated February 17, 1996 ("the Stock Pledge Agreement");

          B. A Secured Promissory Note dated February 1, 1996 ("the Note");

          C. A Security Agreement dated February 1, 1996; ("the Security Agreement");

          D. An Agreement for Purchase and Sale of Business dated February 1, 1996 (the "Purchase Agreement");

          E. A Personal Guaranty of the Note dated February 1, 1996 ("the Personal Guaranty"); and,

     WHEREAS, Buyer now desires to buy the Stock from Seller, and to assume Seller's liability for payment of the Note; and,

     WHEREAS, Seller is willing to sell the Stock to Buyer subject to the terms and conditions of this Agreement.

                                 NOW, THEREFORE,

     In consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the parties, intending to be legally bound, agree as follow:

                                    ARTICLE I
                        PURCHASE AND SALE; CONSIDERATION

     1.1 Purchase and Sale Seller agrees to sell, assign, convey and transfer the Stock to Buyer, and Buyer agrees to pay Seller therefor as follows:

          A.   Cash Payments:
                    $12,500 on or before June 15, 1996; and
                    $12,500 on or before July 15, 1996.

          B. Assumption of the Note: Buyer hereby assumes the liability of Seller for payments of principal and interest on the Note.

     1.2 The Closing. The Closing will take place on June 4, 1996 at Buyer's corporate offices at a mutually agreed time, unless postponed or rescheduled by mutual agreement. At The Closing Seller shall deliver to Buyer appropriate stock certificate(s) representing the Stock, duly endorsed and assigned, free and clear of all liens and encumbrances. In addition to such certificate(s), the parties shall provide to each other such other documents and instruments as are necessary or advisable to consummate the transaction herein contemplated, including, without limitation, the following:

          A. A release of Seller and the Stock from the Stock Pledge Agreement; and,

          B. An assignment by Seller and an assumption by Buyer of the Note;
and,

          C. A release of Seller from the Personal Guaranty and such other documents as the parties deem appropriate.

                                   ARTICLE II
                                  DUE DILIGENCE

     Prior to The Closing, Buyer shall have a full and complete opportunity to evaluate the Corporation's business and to review its business, financial, and contractual records and information, and Seller shall cooperate with Buyer for this purpose.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer that, as of The Closing date:

     3.1 Status of the Corporation. The Corporation is duly organized, validly existing and in good standing under the laws of the State of Florida.

     3.2 Authority. Seller has the full right, power and authority to enter into and carry out the transactions contemplated by this Agreement.

     3.3 Enforceability. This Agreement is the valid and binding agreement of Seller, enforceable in accordance with its terms.


     3.4 Title. Seller has good and marketable title to the Stock and the Assets which shall be transferred to Buyer free and clear of all liens and encumbrances except as otherwise specifically provided herein. The Stock so transferred to Buyer constitutes all of the authorized, issued and outstanding stock of the Corporation.

     3.5 Claims/Legal Proceedings/Other Liabilities. To Seller's knowledge, other than those specifically indicated below, there are no liens, suits, claims, legal proceedings or other liabilities of any kind, pending or threatened, against Seller or the Corporation.

          A. The Note and Security Agreement; including a UCC-1 Financing Statement on the Assets;

          B. AT&T contract for long distance service, guaranteed by the Corporation.

     3.6 Books and Records. The Corporation's books and records are complete, accurate and current as of The Closing date.

     3.7 Compliance with Laws and Regulations. The operations of the Corporation have been conducted in accordance with, and the Corporation has obtained and is in compliance with, all permits, licenses and other authorizations required under, all applicable laws, regulations and other requirements of all Governmental Bodies (including without limitation applicable State Public Service Commissions and the Federal Communications Commission). The Corporation has not received any notification of any present or past failure by the Corporation to comply with any such laws, rules or regulations.

     3.8 Regulatory Approvals. The Corporation shall obtain, all applicable and necessary federal, state and local regulatory approvals to consummate the transaction contemplated herein, including, without limitation, all approvals required by the State of Florida Public Service Commission and other State regulatory bodies and the Federal Communications Commission.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer warrants and represents to Seller that, as of The Closing date:

     4.1 Status of Buyer. Buyer is a Florida corporation, duly organized, validly existing and in good standing under the laws of the State of Florida.

     4.2 Authority. Buyer has full corporate right, power and authority to enter into and carry out the transactions contemplated by this Agreement.

     4.3 Enforceability. This Agreement is the valid and binding agreement of Buyer, enforceable in accordance with its terms.


                                    ARTICLE V
                               COVENANTS OF SELLER

     Seller agrees that from and after the date of this Agreement:

     5.1 Access to Records. Seller shall give, or cause the Corporation to give, Buyer and its authorized representatives full access to the Corporation's files, materials, books and records pertaining to its business.

     5.2 Cooperation. Seller and the Corporation will cooperate fully with Buyer in dealing with matters affecting the transactions contemplated hereby or the transfer of any Stock hereunder.

     5.3 Conduct of the Business. Until The Closing, Seller will cause the Corporation to maintain its business operations, books, records, and accounts in a manner consistent with past practice. Neither Seller nor the Corporation will issue any capital stock or other equity rights in the Corporation, or purchase, acquire or redeem any Stock, or split any or all Shares of the Stock, or amend the Articles of Incorporation or the By-Laws of the Corporation, or borrow or commit any significant sums of money, or grant any salary increases or bonuses, or materially amend any existing agreements, or otherwise dispose of any assets of the business.

     5.4 Employees of the Corporation. Seller shall make all of the Corporation's employees available to Buyer for discussion for the purpose of post-Closing employment.

                                   ARTICLE VI
                                 CONFIDENTIALITY

     Until The Closing, Buyer will treat as confidential all information obtained from Seller or the Corporation which is not already in the public domain or otherwise lawfully known to Buyer.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     The obligations of the parties hereto are subject to the condition that, as of The Closing, all of the terms and conditions hereof to be performed or complied with shall have been performed or complied with in all materials respects, and the representations and warranties made by each party to the others shall be correct in all material respects.

                                  ARTICLE VIII
                           LIABILITY; INDEMNIFICATION

     The representations, warranties, and covenants set forth in this Agreement and the liabilities of the parties with respect thereto shall survive The Closing. The parties acknowledge that that they have relied on the representations, warranties and disclosures of liabilities or claims made hereunder by each other and agree to defend, indemnify, and hold each other harmless from and against all claims, losses, expense, actions, demands or obligations arising out of or resulting from: (a) any breach of this Agreement or any covenant made hereunder; or (b) any inaccuracy in any of the representations or warranties made hereunder.

                                   ARTICLE IX
                                 GENERAL MATTERS

     9.1 Binding Agreement. All terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties to this Agreement and their respective successors and assigns.

     9.2 Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to be duly given if delivered personally or by facsimile copy as follows:

          If to Seller, to:

          Mr. Larry C. Cornwell
          7051 Charles Humphrey Road
          Plant City
          Florida 33565

          If to Buyer, to:

          Mr. Gerald M. Dunne, Jr.
          Group Long Distance, Inc.
          1451 W. Cypress Creek Road
          Suite 200
          Ft. Lauderdale, FL 33309

     9.3 Entire Understanding. This Agreement is the entire agreement between the parties and supersedes all prior agreements and understandings, written or oral, with respect to the subject matter hereof. Any amendment hereto shall be in writing and signed by all parties.

     9.4 Assignment. Buyer shall have the right to assign its rights hereunder to any affiliate, subsidiary or successor legal entity, without notice to or consent of Seller. Seller shall not have any rights of assignment, except pursuant to Buyer's consent, which shall not be unreasonably withheld.

     9.5 Waivers. The failure of any party to require performance of any provision of this Agreement at any time shall not affect its right later to require such performance. No waiver in any instance shall be a further or continuing waiver unless otherwise stated in such waiver.


     9.6 Applicable Law. This Agreement shall be governed by and construed in accordance with Florida law.

     9.7 Further Assurances. From and after The Closing, each party will execute and deliver such other instruments and conveyances and take such other action, as the other may reasonably require.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

     SELLER:                           BUYER:

                                       GROUP LONG DISTANCE, INC.


/s/ Larry C. Cornwell                  /s/ Gerald M. Dunne, Jr.
----------------------------           ------------------------------------
Larry C. Cornwell                      Gerald M. Dunne, Jr.

APPLICABLE LAW: The law of the state of Florida will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.

PAYMENTS: Each payment I make on the note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary of this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).

INTEREST: If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.


INDEX RATE: The Index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.

ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purposes of interest calculation, the accrual method will determine the number of days in a "year." If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.

POST MATURITY RATE: For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.

SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph below.

MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.

PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.

SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.

     "Right to receive money from you" means:

     (1)  any deposit account balance I have with you;

     (2) any money owned to me on an item presented to you or in your possession for collection or exchange; and

     (3)  any repurchase agreement or other nondeposit obligation.

     "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.

     If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.


     You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.

DEFAULT: I will be in default if any one or more of the following occur: (1)I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided;
(7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.

REMEDIES: If I am in default on this note you have, but are not limited to, the following remedies:

     (1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued charges).

     (2) You may set off the debt against any right I have to the payment of money from you, subject to the terms of the "Set-off" paragraph herein.

     (3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.

     (4) You may refuse to make advances to me or allow purchases on credit by me.

     (5)  You may use any remedy you have under state or federal law.

By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.

COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any reasonable fee you incur with such attorney plus court costs (except where prohibited by law). I agree that reasonable attorneys' fees shall be construed to mean 10% of the principal sum named in this note, or such larger fee that the court may determine to be reasonable and just. To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

WAIVER: I give up my rights to require you to do certain things. I will not require you to:

     (1)  demand payment of amounts due (presentment);

     (2)  obtain official certification of nonpayment (protest); or

     (3)  give notice that amounts due have not been paid (notice of dishonor).

To the extent permitted by law, I also waive my right to a trial by jury in respect to any litigation arising from this note and any other agreement executed in conjunction with this credit transaction.

OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that it has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.

CREDIT INFORMATION: I agree and authorize you to obtain credit information about me from time to time (for example, by requesting a credit report) and to report to others your credit experience with me (such as a credit reporting agency). I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.

NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.

                              BORROWER'S                                                                           INTEREST
  DATE OF        PRINCIPAL     INITIALS           PRINCIPAL           PRINCIPAL      INTEREST       INTEREST         PAID
TRANSACTION       ADVANCE     (not required)      PAYMENTS             BALANCE         RATE         PAYMENTS       THROUGH:
-----------       -------     --------------      --------             -------         ----         --------       --------
__/__/__         $                                $                   $                     %       $              __/__/__
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__/__/__         $                                $                   $                     %       $              __/__/__
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__/__/__         $                                $                   $                     %       $              __/__/__
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__/__/__         $                                $                   $                     %       $              __/__/__
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__/__/__         $                                $                   $                     %       $              __/__/__
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__/__/__         $                                $                   $                     %       $              __/__/__
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__/__/__         $                                $                   $                     %       $              __/__/__
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__/__/__         $                                $                   $                     %       $              __/__/__
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                                                                                                              (page 2 of 2)